Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-67466 on Form S-8 of our report dated June 27, 2013, relating to the financial statements and financial statement schedule of Willis 401(k) Retirement Savings Plan, appearing in the Annual Report on Form 11-K of Willis 401(k) Retirement Savings Plan for the year ended December 31, 2012.

Nashville, TN

June 27, 2013

Member of

Deloitte Touche Tohmatsu Limited